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                                 EXHIBIT 10.5.8
     MANAGEMENT SERVICES AGREEMENT BETWEEN INTERNATIONAL VERIFACT INC., LBT
                               INVESTMENTS, INC.
                  AND L. BARRY THOMSON DATED AS OF MAY 8, 1996
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    THIS MANAGEMENT SERVICES AGREEMENT is made as of the 8th day of May, 1996.

B E T W E E N

                           INTERNATIONAL VERIFACT INC.,
                       a corporation continued under the laws of Canada, (hereinafter referred to as the "Corporation")

                                                               OF THE FIRST PART

                                     -and -

                       L.B.T. INVESTMENTS INC., a corporation
                       incorporated under the laws of the Province of Ontario,
                       (hereinafter referred to as the "Manager")

                                                              OF THE SECOND PART

                                     -and -

                       L. BARRY THOMSON,
                       of the Town of Oakville, in the Province of Ontario, (hereinafter referred to as the "Thomson")

                                                               OF THE THIRD PART

    WHEREAS the Corporation desires to retain the Manager to provide certain services to the Corporation, including the provision of Thomson to act in the capacity of President and Chief Executive Officer of the Corporation;

    AND WHEREAS the Manager is prepared to provide the services required by the Corporation;

    AND WHEREAS Thomson is prepared, at the request of the Manager, to accept the appointment as President and Chief Executive Officer of the Corporation;

    NOW THEREFORE in consideration of the premises and of the mutual covenants and agreements hereinafter set forth and in consideration of the sum of Two Dollars ($2.00) now paid by the Corporation to each of the Manager and Thomson (the receipt and sufficiency of which is hereby acknowledged) and for other good and valuable consideration, the parties agree as follows:

1. DEFINITIONS

    (a) "CHANGE OF CONTROL" means the occurrence of both:

        (i) the acquisition or continuing ownership of voting securities of the Corporation and/or securities ("Convertible Securities") convertible into, exchangeable for or representing the right to acquire voting securities of the Corporation as a result of which a person, group of persons or persons acting jointly or in concert, or persons associated or affiliated within the meaning of the CANADA BUSINESS CORPORATIONS ACT with any such person, group of persons or any of such persons acting jointly or in concert (collectively the "Acquirors"), beneficially own securities of the Corporation and/or Convertible Securities such that, assuming only the conversion, exchange or exercise of Convertible Securities beneficially owned by the Acquirors, the Acquirors would beneficially own securities that would entitle the holders thereof to cast more than 30% of the votes attaching to all securities in the capital of the Corporation that may be cast to elect directors of the Corporation; and
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        (ii) election or appointment of three or more directors of the
    Corporation who were not Incumbent Directors after the date of the Acquirors acquired control as set forth in subsection 1(a)(i) above; and

a Change of Control shall be deemed to have occurred on the date that the last of the three or more directors who were not Incumbent Directors are elected or appointed.

    (b) "INCUMBENT DIRECTOR" means any member of the Board of Directors of the Corporation who was a member of the Board of Directors of the Corporation immediately prior to a Change of Control and any successor to an Incumbent Director who was recommended or elected or appointed to succeed any Incumbent Director by the affirmative vote of a majority of the Incumbent Directors then on the Board of Directors of the Corporation.

2. TERM

    This Agreement shall be in effect immediately upon execution and shall remain in effect until it is terminated as provided in section 6 hereafter.

3. APPOINTMENT, ACCEPTANCE AND DUTIES

    (a) The Corporation hereby retains the Manager to provide to the Corporation the services of Thomson who will act as the President and Chief Executive Officer of the Corporation and the Manager agrees to provide such services. During the currency of this Agreement, Thomson shall:

        (i) report to the board of directors of the Corporation and shall devote his full time and attention and his best efforts during normal business hours to the business and affairs of the Corporation;

        (ii) exercise the powers and authorities and fulfil the responsibilities of his position honestly, diligently and faithfully to the best of his abilities and in the best interests of the Corporation; and

        (iii) use his best efforts to promote the interests and goodwill of the Corporation.

    (b) During the currency of this Agreement the Corporation and the Manager agree that the Corporation shall, unless Thomson otherwise requests, ensure that Thomson will be nominated by management of the Corporation as a director thereof.

4. MANAGEMENT FEE

    (a) For the provision of the services herein set forth, subject to review as hereinafter provided the Corporation agrees to pay to the Manager an annual fee of $225,000.00. The Manager agrees that it will provide invoices to the Corporation on a monthly basis, in arrears, for one-twelfth of the then current annual fee. The Corporation and the Manager agree that on or before October 1 in each year during the currency of this Agreement, commencing on or before October 1, 1996, the annual fee shall be reviewed by the Manager and the board of directors of the Corporation with a view to ensuring that the Manager's fee is fair and reasonable considering the services to be provided and considering the performance of Thomson in carrying out his obligations in the capacity of President and Chief Executive Officer of the Corporation. It is understood and agreed that in no event shall the annual fee to be paid to the Manager be reduced without the Manager's prior written consent. The amount of any increase in the annual fee shall be determined solely by the board of directors in their absolute discretion.

    (b) The Manager shall be entitled to receive a performance bonus of not less than $50,000.00 during each calendar year of this Agreement. The Manager and the board of directors shall determine the Manager's bonus program on or before April 1 in each year for that calendar year and such program will be based upon the Manager meeting reasonably set, measurable performance objectives approved by the board of directors. The parties acknowledge and agree that the Manager is presently operating under an interim arrangement with the Corporation and participating in a bonus program for the year January 1,

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1996 to December 31, 1996. The Manager shall permit Thomson to participate in such stock options plans as may from time to time be established for directors and senior officers of the Corporation in such manner as the board of directors of the Corporation may, in their absolute discretion, determine.

    (c) The Manager shall submit monthly in arrears, in addition to the invoice in respect of its fees, an invoice in respect of its reasonable expenses actually and properly incurred by it in connection with carrying out its duties hereunder which such expenses will include an amount (presently $1,000.00 per month (the "automobile payment") plus reasonable operating and maintenance expenses) as agreed by the Manager and the Corporation from time to time, in respect of the provision of an automobile for Thomson. The Corporation agrees that it shall reimburse the Manager for such expenses no later than the 15th day of the month following the month in which the Manager submitted same.

    (d) The Corporation shall permit Thomson to be registered with such health benefit programs as the Corporation may implement from time to time on behalf of its employees (which shall include at least life insurance, medical insurance, disability insurance, dental insurance and a drug plan) and the Corporation will reimburse the Manager for the costs of providing such benefits to Thomson.

    (e) The Corporation shall reimburse the Manager for its costs in paying for Thomson's annual membership or association fees for such trade and C.E.O. associations as the Corporation and the Manager may agree (to an aggregate maximum amount of $6,000.00 per year) and its costs in paying for Thomson's annual fees in a social club (to a maximum of $3,000.00 per year).

5. VACATION

    The Manager agrees that Thomson shall be entitled to only four weeks vacation per year and that Thomson shall only take such vacation at the most appropriate time considering the demands of the business of the Corporation and taking into account the staffing requirements of the Corporation and the need for the timely performance of the services to be provided pursuant to the terms of this Agreement.

6. TERMINATION

    (a) The Corporation may terminate this Agreement without notice or any payment in lieu of notice for cause.

    (b) This Agreement may immediately be terminated by the Corporation without notice to the Manager if Thomson becomes permanently disabled. Thomson shall be deemed to have become permanently disabled if in any year during the currency of this Agreement, because of ill health, physical or mental disability, or for other causes beyond control of Thomson, Thomson has been continuously unable or unwilling or has failed to perform his duties for 120 consecutive days, or if, during any year during the currency of this Agreement he has failed to perform his duties for a total of 180 days, consecutive or not. The term "any year during the currency of this Agreement" means any period of 12 consecutive months during which the Agreement is in full force and effect.

    (c) The Corporation may terminate this Agreement without notice upon the death of Thomson.

    (d) The Manager may terminate this Agreement on not less than 30 days' notice to the Corporation.

7. TERMINATION PAYMENTS

    (a) Upon termination of this Agreement for the reason set forth in subsection 6(a) above, the Manager shall not be entitled to any termination payment other than its fees calculated PRO RATA up to and including the date of termination and payment of any outstanding amounts due under subsections 4(c), 4(d) and 4(e) hereof. Upon termination of this Agreement for any of the reasons set forth in subsections 6(b), (c) or (d) above, the Manager shall be entitled to its fees calculated PRO RATA up to and including the date of termination, payment of any outstanding amounts due under subsections 4(c), 4(d) and 4(e) hereof

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and the Corporation shall pay to the Manager its PRO RATA entitlement under the then current bonus program.

    (b) If this Agreement is terminated for any other reason, other than the reasons set forth in Section 6 and subsection 7(c) does not apply, then the Corporation shall forthwith pay to the Manager or as the Manager directs the following:

        (i) two times the aggregate of the annual fee (referred to in subsection 4(a)) and the performance bonus (referred to in subsection 4(b)) paid and/or earned by the Manager in the year immediately preceding the year of termination;

        (ii) two times the total automobile payments referred to in subsection 4(c) paid in the year immediately preceding the year of termination;

        (iii) two times the cost of providing the benefits referred to in subsections 4(d) and 4(e) in the year immediately preceding the year of termination; and

        (iv) the cost of the Manager retaining on behalf of Thomson outplacement services provided by the KPMG Management Consulting C.E.O. Program or an equivalent firm acceptable to the Manager.

    The termination payments described in this subsection are the only payments the Manager will receive in the event of the termination of this Agreement for the reasons contemplated in this subsection (b).

    (c) In the event that at any time within one year of a Change of Control this Agreement is terminated for any reason other than the reasons set forth in
Section 6, then notwithstanding subsection 7(b) hereof, the Corporation shall forthwith pay to the Manager or as the Manager directs the following:

        (i) three times the greater of:

           A. the aggregate of the annual fee (referred to in subsection 4(a)) and the performance bonus (referred to in subsection 4(b)) for the year immediately preceding the year in which this Agreement is terminated; and

           B. the aggregate of the annual fee (as referred to in subsection 4(a)) and the performance bonus referred to in subsection 4(b)) for the year immediately preceding the Change of Control; and

        (ii) three times the total automobile payments referred to in subsection 4(c) paid in the year immediately preceding the year of termination;

        (iii) three times the cost of providing the benefits referred to in subsections 4(d) and 4(e) hereof in the year immediately preceding the year of termination; and

        (iv) the cost of the Manager in retaining on behalf of Thomson outplacement services provided by the KPMG Management Consulting C.E.O. Program or an equivalent firm acceptable to the Manager.

8. CONFIDENTIALITY AND NON-SOLICITATION

    Each of the Manager and Thomson acknowledge and agree that:

        (a) in the course of providing the services contemplated by this Agreement and in particular in the case of Thomson performing his duties and responsibilities as the Chief Executive Officer of the Corporation, each of them has had and will continue in the future to have access to and has been and will be entrusted with detailed confidential information and trade secrets (printed or otherwise) concerning past, present, future and contemplated products, services, operations, technology and marketing techniques and procedures of the Corporation and its subsidiaries, including, without

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    limitation, information relating to addresses, preferences, needs and requirements of past, present and prospective clients, customers, suppliers and employees of the Corporation and its subsidiaries (collectively, "Confidential Information"), the disclosure of any of which to competitors of the Corporation or to the general public, or the use of same by the Manager, Thomson or any competitor of the Corporation or any of its subsidiaries, would be highly detrimental to the interests of the Corporation;

        (b) in the course of performing his duties and responsibilities for the Corporation, Thomson has been and will continue in the future to be a representative of the Corporation to its customers, clients and suppliers and as such has had and will continue in the future to have significant responsibility for maintaining and enhancing the goodwill of the Corporation with such customers, clients and suppliers and would not have, except by virtue of the provision of services pursuant to this Agreement, developed a close and direct relationship with the customers, clients and suppliers of the Corporation;

        (c) Thomson, in acting in the capacity of the Chief Executive Officer of the Corporation, owes fiduciary duties to the Corporation, including the duty to act in the best interests of the Corporation;

        (d) the right to maintain the confidentiality of the Confidential Information, the right to preserve the goodwill of the Corporation and the right to the benefit of any relationship that has developed between Thomson and the customers, clients and suppliers of the Corporation by virtue of the provision of service pursuant to this Agreement constitute proprietary rights of the Corporation, which the Corporation is entitled to protect; and

        (e) the Manager and Thomson shall forthwith transfer to the benefit of the Corporation any rights and interest in any invention and discovery of any process or technology related in any manner to the business of the Corporation Thomson could imagine, conceive or create during the term of this Agreement.

In acknowledgement of the matters described above and in consideration of the payments to be paid to the Manager pursuant to this Agreement, the Manager and Thomson hereby agree that they will not, directly or indirectly, disclose to any person or in any way make use of (other than for the benefit of the Corporation), in any manner, any of the Confidential Information, provided that such Confidential Information shall be deemed not to include information that is or becomes generally available to the public other than as a result of disclosure by the Manager or Thomson.

9. NON-SOLICITATION

    The Manager and Thomson hereby agree that they will not, during the currency of this Agreement and for a period of three years after the termination of this Agreement, be a party to or abet any solicitation of customers, clients or suppliers of the Corporation or any of its subsidiaries, to transfer business from the Corporation or any of its subsidiaries to any other person, or seek in any way to persuade or entice any employee of the Corporation (except the person who fills the position of Executive Assistant to the President and Chief Executive Officer) or any of its subsidiaries to leave that employment or to be a party to or abet any such action.

10. DISCLOSURE

    During the currency of this Agreement, the Manager and Thomson shall promptly disclose to the Board of Directors by written notice to the Secretary full information concerning any interest, direct or indirect, of the Manager or Thomson (as owner, shareholder, partner, lender or other investor, director, officer, employees, consultant or otherwise) or any member of Thomson's family in any business that is reasonably known to the Manager or to Thomson to purchase or otherwise obtain services or products from, or to sell or otherwise provide services or products to the Corporation or to any of its suppliers or customers. Notwithstanding the foregoing it is agreed and acknowledged that both the Manager and

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Thomson shall be entitled to engage in normal dealings with any customer of or supplier to the Corporation and to invest in any public company provided that any such investment does not exceed 5% of the outstanding securities of such public company.

11. RETURN OF MATERIALS

    All files, forms, brochures, books, materials, written correspondence, memoranda, documents, manuals, computer disks, software products and lists (including lists of customers, suppliers, products and prices) pertaining to the business of the Corporation or any of its subsidiaries and associates that may come into the possession or control of the Manager or Thomson shall at all times remain the property of the Corporation or such subsidiary or associate, as the case may be. On termination of this Agreement for any reason, the Manager and Thomson agree to deliver promptly to the Corporation all such property of the Corporation in their possession or directly or indirectly under their control. The Manager and Thomson agree not to make for their own use or that of any other party reproductions or copies of any such property or other property of the Corporation.

12. GOVERNING LAW

    This Agreement shall be governed by and construed in accordance with the laws of the Province of Ontario.

13. NO ASSIGNMENT

    This Agreement may not be assigned without the consent of all of the parties hereto.

14. SURVIVAL

    The parties agree and acknowledge that notwithstanding the termination of this Agreement pursuant to section 6 hereof the provisions of section 8, 11 and 16 hereof shall survive in perpetuity and the provisions of section 9 shall survive for three (3) years from the date of such termination.

15. SEVERABILITY

    If any provision in this Agreement including the breadth or scope of such provision, is determined to be invalid or unenforceable in whole or in part by any court of competent jurisdiction, such invalidity or unenforceability shall not affect the validity or enforceability of the remaining provisions, or part thereof, of this Agreement and such remaining provisions, or part thereof, shall remain enforceable and binding.

16. ENFORCEABILITY

    The Manager and Thomson hereby confirm and agree that the covenants and restrictions pertaining to them contained in this Agreement are reasonable and valid and hereby further acknowledge and agree that the Corporation would suffer irreparable injury in the event of any breach by the Manager or Thomson of their obligations under any such covenant or restriction. Accordingly, each of the Manager and Thomson hereby acknowledge and agree that damages would be an inadequate remedy at law in connection with any such breach and that the Corporation shall therefore be entitled in lieu of any action for damages, temporary and permanent injunctive relief enjoining and restraining the Manager and Thomson from any such breach.

17. SUCCESSORS

    This Agreement shall be binding on and enure to the benefit of the successors and permitted assigns of the Corporation and the Manager and the heirs, executors, personal legal representatives and permitted assigns of Thomson.

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18. NOTICES

    Any notice or other communication required or permitted to be given hereunder shall be in writing and either delivered by hand or telecommunications facility or mailed by prepaid registered mail. At any time other than during a general discontinuance of postal service due to strike, lock-out or otherwise, a notice so mailed shall be deemed to have been received three business days after the post-marked date thereof or, if delivered by hand or telecommunications facility, shall be deemed to have been received at the time it is delivered. If there is general discontinuance of postal service due to strike, lock-out or otherwise, a notice sent by prepaid registered mail shall be deemed to have been received three business days after the resumption of postal service. Notices shall be addressed as follows:

    (a) if to the Corporation:

       International Verifact Inc.
       79 Torbarrie Road
       Toronto, Ontario
       M3L 1G5

    (b) if to the Manager:

       200 Poplar Drive
       Oakville, Ontario
       L6J 4C6

    (c) if to Thomson:

       200 Poplar Drive
       Oakville, Ontario
       L6J 4C6

19. LEGAL ADVICE

    Thomson hereby represents and warrants to the Manager and to the Corporation and acknowledges and agrees that he had the opportunity to seek and was not prevented nor discouraged by the Corporation or the Manager from seeking independent legal advice prior to the execution and delivery of this Agreement and that, in the event that he did not avail himself with that opportunity prior to signing this Agreement, he did so voluntarily without any undue pressure and agrees that his failure to obtain independent legal advice shall not be used by him as a defence to the enforcement of his obligations under this Agreement.

20. WAIVER OF BREACH

    The waiver by any party hereto of a breach of any provision of this Agreement shall not operate or be construed as a waiver of any subsequent breach thereof.

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    IN WITNESS THEREOF the parties have executed this Agreement.

                                     INTERNATIONAL VERIFACT INC.

                                     /s/
                                     -----------------------------------------
                                     Name:
                                     Title:

                                     L.B.T. INVESTMENTS INC.

                                     /s/
                                     -----------------------------------------
                                     Name:
                                     Title:

/s/                                  /s/ L. BARRY THOMSON
------------------------------       -----------------------------------------
WITNESS                              L. BARRY THOMSON

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